UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2017
MARVELL TECHNOLOGY GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	000-30877 (Commission File Number)	77-0481679 (I.R.S. Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda
(Address of principal executive offices)

(441) 296-6395
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure

Luna Litigation and Consolidated Cases. As previously disclosed by Marvell Technology Group Ltd. (the “Company”), on September 11, 2015, Daniel Luna filed an action asserting class action claims on behalf of the Company’s shareholders in the United States District Court for the Southern District of New York. This action was consolidated with two additional, nearly identical complaints subsequently filed by Philip Limbacher and Jim Farno and was transferred to the Northern District of California. The complaints asserted violations of federal securities laws based on allegations that the Company and certain of its officers and directors (Sehat Sutardja, Michael Rashkin and Sukhi Nagesh, the latter two of which were subsequently dismissed) made, caused to be made, or failed to correct false and/or misleading statements in the Company’s press releases and public filings. The complaints requested damages in unspecified amounts, costs and fees of bringing the action, and other unspecified relief.
On December 19, 2017, Lead Plaintiff Plumbers and Pipefitters National Pension Fund and the remaining defendants entered into a written settlement agreement that is subject to the Court’s approval and provides for class-wide releases in exchange for a payment by the Company of $72.5 million, which the Company must place into escrow within 20 business days of the Court’s preliminary approval of the class settlement. In the settlement agreement, the defendants expressly deny all charges of wrongdoing or liability against them arising out of any of the conduct alleged in the litigation and state that they determined that having taken into account the uncertainty and risks inherent in any litigation, especially in complex cases such as this, it is desirable and beneficial to them that the litigation be fully and finally settled.

The settlement agreement was preliminarily approved by the Court on December 21, 2017, and the final settlement approval hearing has been scheduled for April 17, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 22, 2017
MARVELL TECHNOLOGY GROUP LTD.

/s/ Mitchell L. Gaynor
By:
Mitchell L. Gaynor
Chief Administration and Legal Officer

02815-52142B/9766569.1